UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 22, 2002

Southern Community Financial Corporation

North Carolina (State of incorporation)	000-33227 (Commission File Number)	56-2270620 (I.R.S. Employer Identification No.)

4701 Country Club Road, Winston-Salem, North Carolina (Address of principal executive offices)	27104 (Zip Code)

Issuer’s telephone number: (336) 768-8500

This document contains 2 pages, excluding exhibits.

Item 5: Other Events

Southern Community Financial Corporation (Nasdaq Symbol: SCMF) announced that Richard A. Brenner was appointed to serve on the Board of Directors of the holding company and Southern Community Bank and Trust on November 21, 2002. He is expected to serve on the Audit Committee and the Asset Liability Management Committee.

Mr. Brenner is CEO of Amarr Company, Inc., one of the largest manufacturers of residential and commercial sectional garage doors in the U. S. He is a current board member of the Winston-Salem Chamber of Commerce, Big Brothers and Big Sisters of Forsyth County, Wake Forest University Health Services and Blue Rhino Corporation (Nasdaq Symbol: RINO). A native of Winston-Salem, Mr. Brenner is a co-founder and vice chairman of Families for Early Autism Treatment of North Carolina.

“Richard is a valued addition to our board. He brings extensive business experience and a strong commitment to our community. Richard will be a valued member of our team.” said F. Scott Bauer, Chairman and CEO.

Southern Community Financial Corporation is the holding company of Southern Community Bank and Trust, a community bank with eight offices in Winston-Salem, Clemmons, High Point, Kernersville and Yadkinville, North Carolina. Services are also provided through “Southern eCom” internet banking and 24-hour phone banking. Southern Community is headquartered in Winston-Salem, North Carolina.

Item 7(c): Exhibits

Exhibit 99: Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, Southern Community has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Southern Community Financial Corporation

By: Richard M. Cobb

Richard M. Cobb Executive Vice President and Chief Financial Officer

Date: November 22, 2002

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